EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into by and between HEALTH AND NUTRITION SYSTEMS INTERNATIONAL, INC. ("HNS," "Company" or the "Employer"), a Florida corporation, and CHRIS TISI, an individual (the "Employee").

                                    PREAMBLE

         WHEREAS, the Employer desires to retain the Employee; and

         WHEREAS, the Employee is willing to be employed by the Employer, subject to the following terms and conditions;

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereby exchanged, as well as of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Employer and the Employee (collectively hereinafter referred to as the "Parties"), intending to be legally bound, hereby agree as follows:

                                   WITNESSETH:

                                    ARTICLE I
                       TERM, RENEWALS, EARLIER TERMINATION

         1.1 TERM AND RENEWAL. This Agreement shall be for a term of two (2) years, effective as of January 1, 2004 ("Effective Date"), and expiring on December 31, 2005 ("Term"), subject to earlier termination as herein provided, and subject to renewal upon mutual consent.

                                   ARTICLE II
                               SCOPE OF EMPLOYMENT

         2.1 RETENTION. The Employer hereby hires the Employee and the Employee hereby accepts such employment, in accordance with the terms, provisions, and conditions of this Agreement.

         2.2 GENERAL DESCRIPTION OF DUTIES AND EMPLOYERS RESPONSIBILITIES. Employee agrees to devote his time and energies to performance of his duties on behalf of Employer, which duties are the general and customary duties generally associated with the position of Chief Executive Officer (CEO) and President. Employer agrees that it shall take no action that would materially restrict or interfere with the ability of Employee to perform his obligations under this Agreement. This shall not restrict Employee from charitable, civic and other endeavors unrelated to the Company's business. The Employer will not hire any other person to perform any of the functions generally associated with the positions of CEO and President, without the Employee's written consent. Any such hiring of additional personnel shall not change the terms of this Agreement, including its compensation provisions.

         2.3 EARLIER TERMINATION. Employment of Employee may be terminated earlier than the expiration of this Agreement as follows:

                  (a) Mutual written agreement entered into by and between Employer and Employee;

                  (b) In the event that, during the Term of this Agreement or any renewal thereof, Employee shall become "Permanently Disabled," as defined below, the Term shall end and the Employee shall immediately receive all compensation accrued to the effective termination date, subject to the Later Period Adjustments provided for in Article 3.2(c), provided that any Back Bonus (as defined herein) shall be payable in accordance with Article 3.1.2, if applicable, and with respect to any other bonus accrued, within ten (10) days after the calculation of the Later Period Adjustments (as defined herein) is determined, or if no Later Period Adjustments are required, within ninety (90) calendar days of the effective termination date. This option shall be exercised by Employer's written notice to Employee no less than sixty (60) calendar days prior to the effective termination date. "Permanently Disabled" shall mean that during any twelve (12) month period during this Agreement because of ill health, physical or mental disability, or other causes beyond the control of Employee, Employee shall have been continuously unable of performing his duties or responsibilities of this Agreement for a period of one hundred twenty (120) consecutive calendar days or if, during any year Employee has been unable to perform his duties for a total period of one-hundred eighty (180) calendar days, whether consecutive or not; provided that any definition of such term contained in the Employer's long term disability policy, as in effect at the time, shall control; or

                  (c) In the event of the death of the Employee during the Term or renewal term thereof, the Term shall end and the Employee (or his estate) shall immediately receive all compensation accrued to the date of death, subject to the Later Period Adjustments provided for in Article 3.2(c), provided that any Back Bonus (as defined herein) shall be payable in accordance with Article 3.1.2, if applicable, and with respect to any other bonus accrued, within ten
(10) days after the calculation of the Later Period Adjustments (as defined herein) is determined, or if no Later Period Adjustments are required, within ninety (90) calendar days of the date of termination.

                  (d) For "Cause" as referred herein. In the event of termination for "Cause," the Employee shall only be entitled to receive all salary compensation accrued to the date of termination.

                            (i) "Cause" shall mean (i) committing an act of
fraud or embezzlement against the Company; (ii) conviction of a felony, or (iii) committing any other injurious act or omission wantonly, willfully, recklessly or in a manner which was grossly negligent against the Company, which has a material adverse effect on the Company.

                            (ii) Notwithstanding anything to the contrary, this
Agreement will not be deemed to have been terminated for Cause unless and until the Company's Board of Directors shall determine with reasonable specificity at a duly called meeting the reason(s) that Cause exists. The Employee shall receive no less than five (5) business days prior written notice of such meeting, which notice shall include a description in writing of the specific reason(s) and all acts or omissions upon which the Company may rely in determining that Cause exists. At the meeting, the Employer shall be given a reasonable opportunity to address and be heard by the Board on the relevant issues prior to a termination for Cause occurring.

         2.4 TERMINATION OTHER THAN CAUSE. If Employee's employment is terminated pursuant to this Article 2.4, the Company: (i) shall pay a severance payment to Employee equal to one (1) years' base salary calculated based on Employee's salary at the time of termination; and (ii) shall pay Employee all accrued bonuses and any other accrued compensation, subject to Later Period Adjustments as provided for in Article 3.2(c). Such amounts shall be: (a) in the case of salary, made in equal bi-weekly installments for twelve (12) months following the date of termination; and (b) with respect to accrued bonuses and other accrued compensation (other than amounts due under Article 3.1.2, which shall remain payable in accordance with Article 3.1.2), within ninety (90) days of the date of termination. All such amounts shall be payable free and clear of all defenses, duties to mitigate, offsets and counterclaims. All stock options and similar rights granted to Employee shall immediately vest upon termination and become fully exercisable. Termination Other Than Cause will occur as follows:

                  2.4.1 A Termination Other Than Cause under this Article 2.4 shall be deemed to have occurred if the Company terminates the Employee's employment for any lawful reason or no stated reason, upon at least sixty (60) calendar days' prior written notice to Employee.

                  2.4.2 A Termination Other Than Cause by the Company under this
Article 2.4 shall be deemed to have occurred, effective upon written notice from the Employee to the Company, upon the occurrence of one or more of the following events;

                            (a) a material breach of this Agreement by the
Employer, that the Employer fails to cure within thirty (30) calendar days after written notice from the Employee; or

                            (b) the Company having materially changed the scope
and type of duties the Employee is to perform, or assigning the Employee to work outside of Miami-Dade, Broward, Palm Beach or Martin county, Florida, in each case unless the Employee specifically consents in writing thereto.

         2.5 TERMINATION FOLLOWING A CHANGE OF CONTROL. In the event that a Change in Control occurs during the Term, then (a) all of the stock options granted to Employee as of the date of the Change in Control shall immediately vest and become fully exercisable, and (b) in the event that, within one hundred eighty (180) calendar days after the Change in Control, the Employee and Employer (or its successor and assigns) have not reached a mutual written agreement regarding the Employee's continuing employment and the Employee's employment terminates for any reason other than "Cause" (as defined in Article
2.3 of this Agreement), then the Employee shall be entitled to receive a severance payment of Two Hundred Seventy-Five Thousand Dollars and No/100 ($275,000.00), payable in a lump sum payment within sixty (60) days of the date of termination. Change in Control means the sale or transfer of thirty-three percent (33%) or more of the Company's voting stock of any class, or any sale of substantially all of the assets of the Company, or any merger or other form of reorganization affecting the Company. However, this Article shall not apply to transactions with the Employee or any entity in which the Employee holds a direct or indirect equity interest. If the required payment is made to Employee pursuant to this Article 2.5, then no payment shall be made to Employee under
Article 2.4 hereof. Notwithstanding anything to the contrary, in addition to the lump sum payment provided for in this Article 2.5, Employee shall receive all accrued salary, compensation and any other compensation accrued up to the date of termination.

         2.6 RESIGNATION BY EMPLOYEE. Notwithstanding anything to the contrary, Employee may resign from his employment for any lawful reason or no stated reason at any time during the Term of this Agreement by providing the Employer at least sixty (60) days prior written notice of resignation. In the event of Employee's resignation, the Employee shall be entitled to receive the same payments as are provided for in Article 2.3(d).


                                   ARTICLE III
                                  COMPENSATION

         3.1      COMPENSATION

                  3.1.1 SALARY. During the first calendar year of this Agreement, Employee shall receive an annual base salary of One Hundred Sixty-Four Thousand and No/100 Dollars ($164,000.00), payable in Twenty-Six (26) equal payments of Six Thousand Three Hundred Seven and 69/100 Dollars ($6,307.69), paid every two (2) weeks. On each anniversary date of the Effective Date of this Agreement, Employee's annual base salary shall be increased at least ten percent (10%) (provided that the Board of Directors, in its discretion, can grant a higher salary increase in any event) and payments to Employee shall continue in twenty-six (26) equal payments as set forth herein, except said payments shall be increased to reflect the increase in compensation to Employee.

                  3.1.2 BACK BONUS. The Parties hereto acknowledge and agree that (i) as of the Effective Date of this Agreement, Employer owes Employee One Hundred Sixty-Two Thousand Two Hundred Seventy-One and 69/100 Dollars ($162,271.69) for bonus accrued but not paid during the fiscal year ending December 31, 2003 (the "Back Bonus") and (ii) Employer shall pay the Back Bonus to Employee in twelve (12) equal monthly installments of Thirteen Thousand Five Hundred Twenty-Two and 64/100 Dollars ($13,522.64) commencing on April 1, 2004. Payments of the Back Bonus are to be received by Employee on the first day of each month thereafter, provided that this obligation may be prepaid as the Employer's cash flow permits. In the event that any two consecutive Back Bonus payments are not timely received by Employee on the first day of each month, Employee shall deliver a written notice of nonpayment to Employer. If the payments due are not received by Employee within ten (10) business days following delivery of the notice of nonpayment to Employer, then the entire remaining Back Bonus balance shall be accelerated and shall become immediately due and payable to Employee. The Employee's right to Back Bonus is separate and independent from this Agreement and survives the expiration or termination of this Agreement.

                  3.1.3 RETROACTIVE NATURE OF CONTRACT. The Parties acknowledge and agree that this Agreement is effective retroactive to January 1, 2004, and therefore, Employer shall add to the amount of the Back Bonus due Employee an amount which shall equal the difference between (i) Employee's annual base salary as set forth in this Agreement; and (ii) the annual base salary Employee was paid during the twelve (12) month period ending December 31, 2003, which amount shall be paid together with the Back Bonus in twelve (12) equal monthly installments, commencing April 1, 2004.

         3.2      EXPENSES AND BONUS.

                  (a) Employee shall be entitled to receive payment and/or reimbursement for all reasonable expenses incurred by Employee in connection with the Company's business. Employee shall submit to the Company customary receipts or other substantiation (such as credit card statements) relating to such expenses.

                           (i) Expenses may include communications and other expenses associated with the Employee's home office. Employee will document these home office expenses by submitting a monthly, or periodic, expense report, and reimbursement of such expenses will not exceed Five Hundred Dollars ($500.00) per month without approval by the Board of Directors.

                           (ii) The Company shall pay the Employee an automobile allowance of Five Hundred and No/100 Dollars ($500.00) per month, which amount is intended to compensate Employee for wear and tear and to reimburse the Employee for all costs of gasoline, oil, repairs, maintenance, insurance and other expenses incurred by Employee by reason of the use of Employee's automobile for Employer's business from time to time.

                  (b) Employee shall be provided with Company credit cards for business travel and entertainment expenses. Upon expiration or termination of this Agreement, final payment and/or reimbursement for expenses incurred by Employee on the Company credit cards prior to expiration or termination of this Agreement shall be made on a timely basis by Employer, and in no event later than thirty (30) calendar days after the expiration or termination of this Agreement.

                  (c) Employee shall, in addition to salary and expenses, be entitled to payment of bonus compensation as provided herein. The bonus shall be determined by calculating the sum of (i) five percent (5%) of the increase, if any, in (A) for the first fiscal quarter of a calendar year, the Employer's "Net Revenues" as reported in the Employer's SEC filing for such first fiscal quarter over the Employer's "Net Revenues" reported in its quarterly report filed under the Securities Exchange Act for the first quarter of the prior fiscal year; or
(B) for any quarter other than the first fiscal quarter, the Employer's year-to-date "Net Revenues" reported in the Employer's SEC filings for each of the second, third and fourth fiscal quarters over the Employer's "Net Revenues" reported in its SEC filings for the corresponding year-to-date period of the prior fiscal year, plus (ii) ten percent (10%) of the Employer's first quarter, or for quarters ended after the first quarter of a fiscal year, year-to-date, Net Income. "Net Income" as used in this Agreement shall mean the Company's pre-tax net income reported in the Employer's annual or quarterly report for the applicable period filed under the Securities Exchange Act based on the financial information reported in the Employer's SEC filings; provided, however, (i) one-third (1/3) of any bonus calculated for a period shall be paid when the Company files its 10-Q (or 10-QSB) report for such period; and (ii) the remaining two-thirds (2/3) of any bonus shall be accrued until the completion of the next fiscal quarter (and the filing of the corresponding 10-Q (or 10-QSB) report, at which time, the bonus shall be recalculated based upon the cumulative results of such fiscal quarters taken together when compared to the cumulative results of the same fiscal quarters taken together from the preceding fiscal year ("Later Period Adjustments"). Upon completion of such cumulative calculation, one-third of the amount so determined shall be paid to Employee. After the filing of the 10-K (or 10-KSB) report, Employer shall pay the full bonus for the final yearly period as calculated above minus bonus amounts previously paid to Employee for prior periods.

         Notwithstanding the date of the execution of this Agreement, the first quarter referred to above will be deemed to be the calendar first quarter observed by the Company, the period of January 1, 2004 thru March 31, 2004. Net Revenue and Net Income computations only include sales by the Company in the ordinary course of business.

         Notwithstanding anything to the contrary, in no event shall Employee be required to pay back any previously paid bonuses. The examples set forth in Schedule "A" attached hereto illustrate the foregoing bonus calculations. Schedule "A" is not intended to, nor shall it be, construed as real or actual bonus calculations; rather, Schedule "A" is only provided as an illustration or example of the bonus compensation calculation to be utilized herein.

         3.3 BENEFITS. Employee shall be entitled to all benefits available to members of management, including, but not limited to health insurance, for Employee and Employee's family, life and/or disability insurance, sick pay, vacation pay, etc. Employee shall be entitled to a paid vacation of four (4) weeks per calendar year. Employee has the option of not taking vacation, however in said event, Employee shall be entitled to compensation for the unused vacation in addition to any other compensation paid to Employee under this Agreement.

         3.4 STOCK OPTIONS IN ADDITION TO ALL OTHER COMPENSATIONS. Employee shall also be entitled to an annual award of stock options under the Company's 1998 Stock Option Plan, and all successor or replacement stock plans of the Company. Employee shall be entitled to purchase Fifty Thousand (50,000) shares of the Company's common stock per year. The options shall have a four year term from the date the stock options are granted to the Employee each year. The stock options shall be granted upon execution of this Agreement, and another option to purchase Fifty Thousand (50,000) shares of the Company's common stock will be granted on each anniversary of the effective date hereof. All stock options shall be fully vested upon grant, and exercisable to purchase Common Stock at the fair market value thereof on the date of grant.

                                   ARTICLE IV
                                 INDEMNIFICATION

         4.1 INDEMNIFICATION. Employer shall indemnify, defend and hold harmless Employee against all liabilities and expenses, to the fullest extent allowed by law, and insure such liability with directors and officers insurance, as more particularly described in that certain Indemnity Agreement between Employer and Employee dated January 1, 2002.

                                    ARTICLE V
                      CONFIDENTIALITY AND NON COMPETITION

         5.1 CONFIDENTIALITY. The Employee acknowledges that, in and as a result of his employment hereunder, he will be developing for the Employer, making use of, acquiring and/or adding to, confidential information of special and unique nature and value relating to such matters as the Employer's trade secrets, systems, procedures, manuals, and confidential reports ("Confidential Information") consequently, as material inducement to the entry into this Agreement by the Employer, the Employee hereby covenants and agrees that he shall not, at anytime during or following the terms of his employment hereunder, directly or indirectly, personally use, divulge or disclose, for any purpose whatsoever, except as required by law, any Confidential Information which has been obtained by or disclosed to him as a result of his employment by the Employer, or the Employer's affiliates. In the event of a breach or threatened breach by the Employee of any of the provisions of this Article, the Employer, in addition to and not in limitation of any other rights, remedies or damages available to the Employer, whether at law or in equity, shall be entitled to seek a permanent injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees, affiliates and/or any and all persons directly or indirectly acting for or with him.

         5.2      NON-COMPETE.

                  (a) Employee acknowledges that the services to he rendered are of a special and unusual character and have a unique value to the Company, the loss of which cannot adequately be compensated by damages in an action at law. In view of the unique value of those services, and because of the Confidential Information to be obtained by or disclosed to the Employee, and as a material inducement to the Company to enter into this Agreement and to pay the Employee the compensation referred to above and other consideration provided, the Employee covenants and agrees that he will not, without prior written consent of the Company, during the Term of his employment hereunder and for a period of one
(1) year after any termination of this Agreement, (i) engage in (whether individually, or as an employee, officer, director, partner, agent, consultant or otherwise) the wholesale distribution or sale in the United States to retailers or intermediaries of products which directly or otherwise significantly compete with those products sold or distributed by the Company while Employee was employed by Company, or those products the Company begins to actively sell or distribute within sixty (60) days following the termination of this Agreement, provided that the Company shall give Employee notice (in accordance with Article 6.1 of this Agreement) of those products the Company begins to actively sell or distribute within sixty (60) days following the termination of this Agreement immediately upon such sale or distribution commencing (the "Prohibited Activities"); or (ii) divert or solicit any actual client of the Company for the purpose of engaging in any Prohibited Activities with said client. This Article is not intended to, nor does it, prohibit Employee from becoming associated (as an employee, consultant, stockholder, advisor, or otherwise) with a person, corporation or other entity that may engage in Prohibited Activities, so long as Employee, himself, does not engage in, assist or advise such entity in pursuing such Prohibited Activities.

                  (b) With respect to the provisions of this Article 5.2, Employee agrees that monetary damages, by themselves, are an inadequate remedy at law, that a material breach of the provisions of this Article would cause irreparable injury to the aggrieved party, and that the provisions of this
Article 5.2 may be specifically enforced by injunction or similar remedy in any court of competent jurisdiction without affecting any claim for monetary damages, provided that any such injunction shall either (i) be preliminary in nature, enjoining such activity pending the outcome of arbitration as provided for in Article 6.6 of this Agreement; or (ii) be in assistance of a final determination of arbitrators as provided for in Article 6.6.

                  (c) In the event that, notwithstanding the foregoing, any provisions of this Article 5.2 (or Article 5.1) shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included herein. In the event that any provision of this Article shall be declared by a panel of arbitrators or a court of competent jurisdiction to be unreasonable or unenforceable, the arbitrators or court shall enforce the provision in a way which it deems to be reasonable and enforceable.

                  (d) The provisions of this Article V shall terminate and cease to apply, and Employee shall not be bound by them, if all amounts payable to Employee have not been paid within sixty (60) calendar days after becoming due in accordance with their terms, or if Employer otherwise materially breaches this Agreement, and Employer fails to cure within twenty (20) calendar days after the Employee's written notice. Additionally, the provisions of this Article shall not apply and Employee shall not be bound by them if Employee is terminated pursuant to Article 2.4 of this Agreement.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1 NOTICES. All notices, demands or other communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, or overnight mail addressed as follows:

            TO EMPLOYER:      Health And Nutrition Systems International, Inc.
                              3750 Investment Lane, Bldg. 5
                              West Palm Beach, FL 33404
                              Attn: James A. Brown

            TO EMPLOYEE:      Chris Tisi
                              255 Evernia Street
                              West Palm Beach, FL 33401

in each case, with a copy to Schwarzberg & Associates, 222 Lakeview Avenue, Suite 210-Esperante, West Palm Beach, Florida 33401, Attn: Jennifer G. Demberg, Esq., Employee's legal counsel; and Greenberg Traurig, P.A., 777 S. Flagler

Drive, Suite 300-E, West Palm Beach Florida 33401, Attn: Morris C. Brown, Esq., Employer's legal counsel, or to such other person as either party shall designate to the other for such purposes in the manner hereinabove set forth.

         6.2 AMENDMENT. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the Party against which the enforcement of said modification, waiver, amendment, discharge or change is sought.

         6.3 MERGER. This instrument contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein. All prior agreements whether written or oral are merged herein and shall be of no force or effect.

         6.4 SURVIVAL. The several representations, warranties, and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

         6.5 SEVERABILITY. If any portion of any provision of this Agreement, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision or portion of such provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby.

         6.6 GOVERNING LAW AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of law. Any dispute arising out of, in connection with or related to this Agreement shall be resolved by binding arbitration in Palm Beach County, Florida, in accordance with the rules of the American Arbitration Association then in effect. At least one of the arbitrators must have had experience serving as the CEO of a publicly traded company. The costs of the arbitration, and the attorneys' fees and other professional fees and costs of the prevailing party, shall be borne by the party that does not prevail in the arbitration.

         6.7 BENEFIT OF AGREEMENT. Only the Employer may assign this Agreement, the Employee's duties being of a personal nature. Subject to the restrictions on transferability and assignment contained herein, the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representative, estate, heirs and legatees.

         6.8 CAPTIONS. The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

         6.9 NUMBER AND GENDER. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

         6.10 FURTHER ASSURANCES. The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed or acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purposes of this Agreement.

         6.11 AUTHORITY AND CAPACITY. The Parties acknowledge and agree that the individuals executing this Agreement and other necessary documents are qualified, authorized and have the capacity to do so on behalf of the respective Parties.

         6.12 STATUS. Nothing in this Agreement shall constitute a partnership, joint venture, agency, or lessor-lessee relationship; but, rather, the relationship established hereby is that of employer-employee.

         6.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts. All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart. A facsimile execution shall be sufficient and effective as an original.

         The Parties, by signing below, agree to the terms and conditions set forth in this Agreement.

Signed, Sealed & Delivered                                    EMPLOYER:
In Our Presence                                               HEALTH AND NUTRITION SYSTEMS INTERNATIONAL, INC.


                                                              By:               /s/James A. Brown
--------------------------------------------                           -----------------------------------
                                                              Date:             8 Apr 2004
                                                              Attest:           James A. Brown
--------------------------------------------





                                                                              (CORPORATE SEAL)

                                                              EMPLOYEE:

         /s/Mona Lalla                                        /s/Chris Tisi
--------------------------------                              ------------------------------------
                                                              Chris Tisi

    /s/L. Theresa DelForn                                     Date: 4-7-04
--------------------------------


                             REVISED APRIL 13, 2004
                  SCHEDULE A - HYPOTHETICAL BONUS CALCULATIONS

EXAMPLE 1:
----------

NET REVENUES (HYPOTHETICAL):

Q1 2003  $1.5 MILLION                       Q1 2004  $2.0 MILLION
Q2 2003  $1.5 MILLION                       Q2 2004  $2.0 MILLION
Q3 2003  $2.0 MILLION                       Q3 2004  $1.5 MILLION
Q4 2003  $2.0 MILLION                       Q4 2004  $1.0 MILLION
         ------------                                ------------
TOTAL    $7.0 MILLION                       TOTAL    $6.5 MILLION

Q1 2004 BONUS CALCULATION:
Increase in Net Revenue for Q1 2004 from Q1 2003: $2.0 million - $1.5 million = $500,000.00 $500,000.00 times 5% = $25,000.00
Bonus Payment for Q1 paid on 5/15/04 (10-Q filing date) = $25,000.00 times
1/3 = $8,333.33

Q2 2004 BONUS CALCULATION FOR SIX MONTH PERIOD ENDED JUNE 30:
Increase in for period in 2004 over same period in 2003: $4.0 million - $3.0 million = $1,000,000. $1,000,000 times 5% = $50,000-$25,000 (applicable to Q1)
Bonus Payment for six months ended paid on 8/15/04 (10-Q filing date) = times 1/3 = 8,333.33 + 8,333.33 (ATTRIBUTABLE TO FIRST QUARTER'S BONUS)

Q3 2004 BONUS CALCULATION FOR NINE MONTH PERIOD ENDED SEPTEMBER 30:
Increase in Net Revenue for period in 2004 over same period in 2003: $5.5 million - $5.0 mil. =$500,000. $500,000 times 5% = $25,000 - $25,000 (re: Q1) -
$25,000 (re: Q2). Bonus Payment for 9 months ended paid on 11/15/04 (10-Q filing date). Nothing for the period ended September 30, and $8,333.33 (ATTRIBUTABLE TO THE SECOND QUARTER BONUS).

Q24 2004 BONUS CALCULATION FOR YEAR ENDED DECEMBER 31:
Increase in Net Revenue for period in 2004 over same period in 2003: $6.5 million - $7.0 million = no increase (decrease of $500,000). Therefore, year-end bonus equals $0

NET INCOME:
Q1 NET INCOME: $250,000 - BONUS CALCULATION IS $25,000 TIMES 1/3 EQUALS BONUS PAYMENT OF $8,333.33. SIX MONTHS ENDED 6/30 NET INCOME: $500,000 - BONUS CALCULATION IS $50,000 - $25,000 (BONUS ATTRIBUTABLE TO 1ST QTR) TIMES 1/3 EQUALS BONUS PAYMENT OF $8,333.33 ATTRIBUTABLE TO THE SECOND QUARTER + $8,333.33 (CARRY OVER FROM FIRST QUARTER), FOR TOTAL OF $16,666.67 NINE MONTHS ENDED 9/30 NET INCOME: $750,000 - BONUS CALCULATION IS $75,000 (-$50,000 ATTRIBUTABLE TO FIRST SIX MONTHS) TIMES 1/3, EQUALS BONUS PAYMENT OF $8,333.33 + $8,333.33 (ATTRIBUTABLE TO THE SECOND QUARTER), FOR TOTAL OF $16,666.66. YEAR END NET
INCOME: $800,000 - $750,000 (ATTRIBUTABLE TO FIRST NINE MONTHS) BONUS CALCULATION IS 50,000.00, TIMES 10% = $5,000 + REMAINING UNPAID AMOUNTS ATTRIBUTABLE TO Q1, Q2 AND Q3).

EXAMPLE 2:
----------

NET REVENUES (HYPOTHETICAL):

Q1 2003  $1.5 MILLION                       Q1 2004  $2.0 MILLION
Q2 2003  $1.5 MILLION                       Q2 2004  $2.0 MILLION
Q3 2003  $2.0 MILLION                       Q3 2004  $2.5 MILLION
Q4 2003  $2.0 MILLION                       Q4 2004  $2.5 MILLION
         ------------                                ------------
TOTAL    $7.0 MILLION                       TOTAL    $9.0 MILLION

Q1 2004 BONUS CALCULATION:
Increase in Net Revenue for Q1 2004 from Q1 2003: $2.0 million - $1.5 million = $500,000.00
$500,000.00 times 5% = $25,000.00
Bonus Payment for Q1 paid on 5/15/04 (10-Q filing date) = $25,000.00 times
1/3 = $8,333.33

Q2 2004 BONUS CALCULATION FOR SIX MONTH PERIOD ENDED JUNE 30:
Increase in Net Revenue for period in 2004 over same period in 2003: $4.0 million - $3.0 million = $1,000,000.00
$1,000,000.00 times 5% = $50,000.00 - $25,000 (attributable to Q1)
Bonus Payment for six months ended paid on 8/15/04 (10-Q filing date) = 25,000.00 times 1/3 = $8,333.33 + $8,333.33 (ATTRIBUTABLE TO FIRST QUARTER'S
BONUS) = 16,666.67

Q23 2004 BONUS CALCULATION FOR NINE MONTH PERIOD ENDED SEPTEMBER 30:
Increase in Net Revenue for period in 2004 over same period in 2003: $6.5 million - $5.0 million = $1,500,000.00
$1,500,000.00 times 5% = $75,000.00 - $25,000 (re: Q1) - $25,000 (re: Q2)
Bonus Payment for nine months ended paid on 11/15/04 (10-Q filing date) = $25,000.00 TIMES 1/3 = $8,333.33 + $8,333.33 (ATTRIBUTABLE TO Q2)

Q2 2004 BONUS CALCULATION FOR YEAR ENDED DECEMBER 31:
Increase in Net Revenue for period in 2004 over same period in 2003: $9.0 million - $7.0 million =$2,000,000.00
$2,000,000.00 times 5% = $100,000.00
Bonus payment paid on 4/15/05 (10-K filing date) = $100,000.00 - $41,666.67
(TOTAL BONUS ALREADY PAID DURING PRIOR QUARTERS) = $58,333.33

NET INCOME CALCULATION WOULD BE BASED ON THE SAME CARRY FORWARD PRINCIPLES.

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